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                  Exchange Act of 1934 (Amendment No.  )


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                         NORTHWESTERN CORPORATION
              -----------------------------------------------
             (Name of Registrant as Specified In Its Charter)


             ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement
                       if other than the Registrant)

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NORTHWESTERN CORPORATION
Corporate Office
125 S. Dakota Ave., Suite 1100
Sioux Falls, South Dakota  57104

Annual Meeting
of Shareholders
May 5, 1999


March 9, 1999

Dear Shareholder:

You are invited to attend the Annual Meeting of Shareholders of NorthWestern Corporation, which will be held at the Best Western Ramkota Inn, Junction of I-29 and Highway 38, Sioux Falls, South Dakota, on Wednesday, May 5, 1999, at 11:00 a.m., local time.

We discuss the matters to be acted upon at the meeting in more detail in the attached Notice of Annual Meeting and Proxy Statement. In addition to the election of three Directors, you are being asked to approve two very important tools to assist NorthWestern in its drive to empower and motivate our team members to build America's premier services and solutions company
- the establishment of a broad-based stock purchase plan and amendments to the NorthWestern Stock Option and Incentive Plan, including an increase in the number of shares available under the Plan. Your Board of Directors recommends that you vote in favor of each proposal.

You can vote by calling toll-free 1-800-240-6326 (identifying that you are a shareholder of NorthWestern by the company number 250, and using the control number shown on your proxy card) and following the simple instructions that you will hear or by signing, dating, and returning the enclosed proxy card (in the postage prepaid envelope).

We hope that you can attend the Annual Meeting. Whether or not you plan to attend, you can be sure that your shares are represented at the meeting by promptly voting by telephone or by returning your completed proxy. Your vote is important, whether you own a few shares or many.

Thank you for your continued support of NorthWestern Corporation.

Very truly yours,



Merle D. Lewis
Chairman and
Chief Executive Officer

                         NORTHWESTERN CORPORATION
                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


Corporate Office
125 S. Dakota Ave., Suite 1100
Sioux Falls, South Dakota  57104


March 9, 1999


To the Holders of Common Stock of
NORTHWESTERN CORPORATION:

The Annual Meeting of Shareholders of NorthWestern Corporation
(`NorthWestern') will be held at the Best Western Ramkota Inn, Junction of I-29 and Highway 38, Sioux Falls, South Dakota, on Wednesday, May 5, 1999, at 11:00 a.m., local time for the following purposes:

     (1) To elect three members of Class II of the Board of Directors of NorthWestern to hold office until the Annual Meeting of Shareholders in 2002, and until their successors are duly elected and qualified;

     (2) To act upon a proposal to approve the NorthWestern Team Member Stock Purchase Plan;

     (3) To act upon a proposal to amend the NorthWestern Stock Option and Incentive Plan; and

     (4) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Shareholders of record at the close of business on March 6, 1999, will be entitled to vote at the meeting and any adjournments.

Your Board of Directors recommends that you vote `FOR' each of the proposals.

You are encouraged to vote by calling toll free 1-800-240-6326 (identifying that you are a shareholder of NorthWestern by the company number 250, and using the control number shown on your proxy card) and following the simple instructions that you will hear or by signing, dating and returning your proxy card in the enclosed self-addressed envelope. If you are able to attend the Annual Meeting and wish to vote in person, you may do so whether or not you have returned your proxy.

BY ORDER OF THE BOARD OF DIRECTORS
ALAN D. DIETRICH
Corporate Secretary

       YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY


                         NORTHWESTERN CORPORATION

            PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          To be held May 5, 1999

                             TABLE OF CONTENTS
                                                                        PAGE

General Information  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .    1
     Date of Meeting & Solicitation of Proxies  .  .  .  .  .  .  .  .    1
     Outstanding Shares & Voting Rights   .  .  .  .  .  .  .  .  .  .    1
Proposal One: Election of Directors .  .  .  .  .  .  .  .  .  .  .  .    1
     Nominees  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .    2
     Continuing Directors  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .    3
Meetings of the Board of Directors & Committees .  .  .  .  .  .  .  .    4
     Audit Committee .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .    4
     Nominating & Compensation Committee  .  .  .  .  .  .  .  .  .  .    4
     Corporate Governance Committee .  .  .  .  .  .  .  .  .  .  .  .    4
Security Ownership by Certain Beneficial Owners & by Management.  .  .    5
Compensation of Executive Officers & Directors  .  .  .  .  .  .  .  .    6
     Report on Executive Compensation  .  .  .  .  .  .  .  .  .  .  .    6
     Summary Compensation Table  .  .  .  .  .  .  .  .  .  .  .  .  .    9
     Information on Options   .  .  .  .  .  .  .  .  .  .  .  .  .  .   10
     Employment Contracts  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .   11
     Pension Plan .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .   11
     Director Compensation .  .  .  .  .  .  .  .  .  .  .  .  .  .  .   12
     Salary Continuation Plan .  .  .  .  .  .  .  .  .  .  .  .  .  .   13
Nominating & Compensation Committee Interlocks & Insider Participation   13
Section 16(a) Beneficial Ownership Reporting Compliance  .  .  .  .  .   13
Performance Graph .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .   14
Proposal Two: Adoption of NorthWestern Team Member Stock Purchase Plan   15
Proposal Three: Amendment to NorthWestern Stock Option & Incentive Plan  15
Annual Report  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .   18
Independent Public Accountants   .  .  .  .  .  .  .  .  .  .  .  .  .   18
Submission of Shareholder Proposals .  .  .  .  .  .  .  .  .  .  .  .   19
Other Matters  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .   19

                            GENERAL INFORMATION

Date of Meeting and Solicitation of Proxies

     This proxy statement is being mailed to shareholders on or about March 9, 1999, and is furnished in connection with the solicitation by the Board of Directors of NorthWestern of proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, May 5, 1999 (the `Meeting'). NorthWestern will bear all costs of the solicitation. In addition to solicitation by mail, officers and team members of NorthWestern may solicit proxies by telephone, facsimile, or in person. NorthWestern has retained Kissel-Blake, a division of Shareholder Communications Corporation, to assist in the solicitation of proxies at an anticipated cost to NorthWestern of approximately $10,000, plus reasonable out-of-pocket expenses. Also, NorthWestern will, upon request, reimburse brokers or other persons holding stock in their names or in the names of their nominees for reasonable expenses in forwarding proxies and proxy material to the beneficial owners of stock.

Outstanding Shares and Voting Rights

     Holders of Common Stock of record at the close of business on March 6, 1999 (the `Record Date'), will be entitled to one vote for each share of Common Stock held by them on all matters to be voted upon at the Meeting. As of the Record Date, there were outstanding 23,060,111 shares of Common Stock.

     Shareholders who execute proxies may revoke them at any time before it is voted at the Meeting by giving written notice of such revocation to the Corporate Secretary of NorthWestern, by filing another proxy with him, or by voting in person at the Meeting. Valid proxies will be voted in accordance with the instructions given. In the absence of any instruction, proxies will be voted `FOR' election of the nominees and `FOR' approval of the two other proposals set forth herein. The form of proxy confers discretionary authority with respect to any modifications of the proposals or other business which properly may be brought before the Meeting.

     Directors will be elected by a plurality of the votes cast at the Meeting, meaning that the three nominees receiving the most votes will be elected Directors. The approval of the NorthWestern Team Member Stock Purchase Plan and the Amendment to the NorthWestern Stock Option and Incentive Plan requires the affirmative vote of a majority of the Common Stock present in person or by proxy and entitled to vote at the Meeting. Abstentions will be counted as present for quorum purposes, and will have the effect of a vote against a proposal. If a broker which is the record holder of certain shares indicates on a proxy that it does not have discretionary authority to vote on a particular matter as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective, those non-voted shares will be counted for quorum purposes but will not be deemed to be present for purposes of determining whether shareholder approval of that matter has been obtained.


                               PROPOSAL ONE
                           ELECTION OF DIRECTORS

     In accordance with NorthWestern's Restated Certificate of
Incorporation and By-Laws, NorthWestern's directors are elected to staggered terms on a classified Board of Directors. At the Meeting, three directors will be elected to Class II of the Board of Directors, to hold office for a term of three years, until the Annual Meeting of Shareholders in 2002, and until their successors are duly elected and qualified.

     In the event a nominee is unable to serve as a director at the time of the Meeting, the shares represented by the proxies may (in the discretion of the holders of said proxies) be voted for other nominees not named herein. Each of the nominees has consented to be named and to serve if elected. Management is not aware that any of the nominees will be unable to serve.

     All of the nominees as directors in Class II are presently serving as directors.

Nominees

     The following information is furnished with respect to the nominees to Class II of the Board of Directors for three-year terms expiring in 2002:

                                                                 Age on
                     Principal Occupation           Director     March 1,
Nominee              or Employment                    Since        1999
------------------   -------------------------     -----------    ------

Richard R. Hylland   President and Chief Operating     1995         38
                     Officer of NorthWestern since
                     May 1998; Vice Chairman
                     of NorthWestern Growth
                     Corporation since January
                     1998; formerly held the
                     following offices with
                     NorthWestern:  Executive Vice
                     President (1995-1998),
                     Vice President (1991-1995),
                     Treasurer (1990-1994); and
                     for NGC: Chief Executive
                     Officer (Jan-May 1998),
                     President & Chief Operating
                     Officer (1994-1998).

Jerry W. Johnson     Dean of the School of             1994          58
                     Business, University of
                     South Dakota, since 1990;
                     Member of the Boards of
                     Directors of Citibank (S.D.),
                     N.A. and Citibank FSB.

Larry F. Ness        Chairman and Chief                1991          53
                     Executive Officer of
                     First Dakota Financial
                     Corp., a bank holding
                     company, and Chairman
                     and Chief Executive Officer
                     of First Dakota National
                     Bank since 1996, formerly
                     Vice Chairman and Chief
                     Executive Officer of that
                     bank (1993-1995).

              YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE `FOR'
                      THE ELECTION OF THESE NOMINEES.

Continuing Directors

     The following information is furnished with respect to directors in Class III whose terms expire in 2000:

                                                                 Age on
                     Principal Occupation       Director         March 1,
Director             or Employment              Since             1999
------------------   -------------------------  -----------      --------

Aelred J. Kurtenbach President, Chief             1994              65
                     Executive Officer
                     and Director of
                     Daktronics, Inc.
                     (NASDAQ: `DAKT'), a
                     manufacturer of large
                     computer programmable
                     displays, since
                     1968.

Merle D. Lewis       Chairman of NorthWestern     1993                51
                     since May 1997; Chief
                     Executive Officer since
                     February 1994; formerly
                     President(1994-1998);
                     Chairman of NorthWestern
                     Growth Corporation since
                     1994.


Gary Olson           Retired President and        1997                58
                     Chief Executive Officer of
                     Norwest Bank South Dakota,
                     Regional President of Norwest
                     Corporation (NYSE: `WFC'),
                     and Director & Chairman of
                     various Norwest credit
                     & insurance subsidiaries
                     (Served in those capacities
                     1988-1999).

     The following information is furnished with respect to directors in Class I whose terms expire in 2001:

                                                                 Age on
                     Principal Occupation         Director      March 1,
Nominee              or Employment                Since          1999
------------------   -------------------------    -----------  --------

Randy G. Darcy       Senior Vice President,          1998         48
                     Operations of General
                     Mills, Inc. (NYSE: `GIS')
                     a consumer foods company,
                     since 1987.


Gary G. Drook        President and Chief             1998         54
                     Executive Officer and
                     Director of AFFINA, The
                     Customer Relationship
                     Company (formerly Ruppman
                     Marketing Technologies,
                     Inc.) a communications
                     service company, since 1996;
                     formerly President of
                     Network Services (1994-1995)
                     for Ameritech Corporation
                     (NYSE: `AIT').

Raymond M. Schutz*   Attorney and partner in         1990          69
                     the law firm of Siegel,
                     Barnett & Schutz since
                     1963.

Bruce I. Smith       Attorney and partner in          1989         57
                     the law firm of Luebs,
                     Leininger, Smith, Busick
                     & Johnson since 1978.


* Mr. Schutz has indicated his intention to resign from the Board of Directors, effective May 1, 1999. At that time, the number of members of the Board of Directors will be reduced to nine.


            MEETINGS OF THE BOARD OF DIRECTORS AND COMMMITTEES

     The Board of Directors held four regular meetings and one special meeting during 1998. Each director attended more than 75 percent of the aggregate of the meetings of the Board of Directors and of each committee on which he served.

Audit Committee

     The Board of Directors has a standing Audit Committee composed of not less than three non-employee directors. The present members of the Audit Committee are Chairman Raymond M. Schutz, Gary Olson, Randy G. Darcy, and Aelred J. Kurtenbach. The Audit Committee held two meetings during 1998. The principal functions of the Audit Committee are to recommend to the Board of Directors the appointment of independent public accountants to conduct the annual audit of NorthWestern's financial statements, to review the scope of the annual audit, to approve services performed by the independent public accountants (considering the possible effect thereof on their independence), to review the report of the independent public accountants relating to the annual audit, and to review NorthWestern's internal financial and accounting controls.

Nominating and Compensation Committee

     The Board of Directors also has a standing Nominating and Compensation Committee composed of not less than three non-employee directors. The present members of the Nominating and Compensation Committee are Chairman Bruce I. Smith, Gary G. Drook, Jerry W. Johnson, and Larry F. Ness. The Nominating and Compensation Committee held five meetings during 1998. The function of the Nominating and Compensation Committee is to recommend to the Board of Directors the nominees to be presented by the Board of Direc tors to the shareholders for election to NorthWestern's Board of Directors, to recommend to the Board of Directors the persons to be elected as officers of NorthWestern, to recommend compensation of directors and officers of NorthWestern, and to determine awards, if any, to the executive officers of NorthWestern under incentive compensation plans.

     The Nominating and Compensation Committee will consider nominees for directors properly recommended by shareholders. A shareholder who wishes to submit a candidate for consideration at the Annual Meeting of Shareholders to be held in 2000 must notify the Corporate Secretary of NorthWestern in writing not less than ninety days nor more than 120 days prior to the meeting. The shareholder's written notice must include information about each proposed nominee, including name, age, business address, principal occupation, shares beneficially owned and other information required in proxy solicitations. The nomination notice must also include the nominating shareholder's name and address, the number of shares of the Common Stock beneficially owned by the shareholders, and any arrangements or understandings between the nominee and the shareholder. The shareholder must also furnish a statement from the candidate indicating that the candidate wishes and is able to serve as a director.

Corporate Governance Committee

     The Board of Directors also has a standing Corporate Governance Committee composed of the NorthWestern Chief Executive Officer and not less than three non-employee directors. The present members of the Corporate Governance Committee are Chairman Jerry W. Johnson, Aelred J. Kurtenbach, Merle D. Lewis and Gary Olson. The Corporate Governance Committee held one meeting in 1998. The function of the Corporate Governance Committee is to make recommendations to the Board of Directors concerning Board policies, a chief executive officer performance appraisal procedure, director qualifications, and Board evaluation and to provide overall counsel and oversight for the Board.

     SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND BY MANAGEMENT

     The following table sets forth information, as of January 1, 1999, with respect to shares of the Common Stock owned by the directors, nominees for director, certain executive officers of NorthWestern, by all directors and executive officers of NorthWestern as a group, and by persons known to NorthWestern to own more than 5% of the outstanding shares of Common Stock:

                               Amount & Nature
                         of Beneficial Ownership (1)
                         ---------------------------
    Name of              Shares of Common Stock              Percent of
Beneficial Owner         Beneficially Owned                 Common Stock
----------------------   ------------------------           ------------
Randy G. Darcy                 2,030                              *
Gary G. Drook                  2,010                              *
Richard R. Hylland (2)        20,025(3)                           *
Jerry W. Johnson               5,371                              *
Aelred J. Kurtenbach           5,803                              *
Merle D. Lewis (2)            60,732                              *
Larry F. Ness                  6,228                              *
Gary Olson                     4,755                              *
Raymond M. Schutz (2)          8,581                              *
Bruce I. Smith                 8,734                              *
Rodney F. Leyendecker         29,945                              *
Daniel K. Newell (2)          10,145                              *
Thomas A. Gulbranson (2)      18,491                              *

All directors &
executive officers               247,709                           1%

Franklin Fund                  1,412,800                         6.1%
777 Mariners Island Blvd.
San Mateo, California 94404

NorthWestern Employee Stock     1,483,793                        6.5%
Ownership Plan and Trust (4)

* Less than 1%.

(1) Shares shown represent both record and beneficial ownership, including shares held in the team member's account with the Trustees of NorthWestern's Employee Stock Ownership Plan (`ESOP') and in the team
    member savings plans.   With the exception of Mr. Gulbranson, none of
    the directors, nominees or executive officers of NorthWestern beneficially owns any of NorthWestern's Cumulative Preferred Stock ($100 par value). Mr. Gulbranson, together with other family members, jointly owns 13 shares (0.0005%) of NorthWestern's 4 1/2% Cumulative Preferred Stock. Unless otherwise indicated, each person listed has sole voting and sole investment power with respect to the shares shown in the table, and the address of each person is 125 S. Dakota Ave., Suite 1100, Sioux Falls, SD 57104.

(2) Messrs. Hylland, Lewis, Schutz, Newell and Gulbranson own, respectively, 361, 4,250, 238, 1,360 and 500 common units, for a total of 6,709 common units, representing limited partner interests in Cornerstone Propane Partners, L.P., a NorthWestern partner entity, and Messrs. Hylland, Lewis and Newell own, respectively, 17,276, 23,035, and 11,518 restricted common units, for a total of 51,829 restricted units held by directors and executive officers of NorthWestern. None of the foregoing amounts exceeds 1% of the outstanding common units.

(3) Included are 724 shares that Mr. Hylland holds as custodian for his children and 5,914 shares held by his wife.

(4) The Common Stock owned by the ESOP is held in trust for the benefit of participants in the ESOP, and the Trustees have sole investment power over the Common Stock held in trust. Team member participants are entitled to instruct the Trustees on how to vote all NorthWestern Common Stock allocated to their accounts and will receive a separate Proxy for voting such shares. All shares allocated to the participants for which no voting instructions are received and all unallocated shares held by the ESOP will be voted by the Trustees in the same proportion that the allocated shares have been voted by participants, unless inconsistent with the Trustee's fiduciary responsibilities.

             COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Report on Executive Compensation

     The Nominating and Compensation Committee (the `Committee') of the Board of Directors has furnished the following report on executive compensation to the shareholders of NorthWestern.

Procedures and Policies

     The Committee, which is comprised entirely of non-employee directors, has overall responsibility to nominate persons to serve as executive officers of NorthWestern and to review and to recommend compensation for the members of the Board of Directors and for the executive officers. The Committee also reviews and recommends to the full Board of Directors any benefit plans for officers and team members and approves any executive officer or director awards made under NorthWestern's incentive compensation plans.

     The Committee engaged William M. Mercer, Incorporated to assess the current executive compensation program for NorthWestern and to offer recommendations that would support NorthWestern's short and long-term business strategy. Mercer representatives have interviewed the members of the Board of Directors, annually compared the compensation of NorthWestern's executive officers and directors to comparable companies, and annually presented their findings to the Committee. The Board of Directors has implemented various recommendations from the Mercer study which are designed to create and sustain an entepreneurial mindset throughout the organization; to reward executives for NorthWestern, business segment, and individual performance; to focus on long-term performance and shareholder value; and to attract and retain key executives and managers.

     The Committee considered the effect of the limitations on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code on NorthWestern's compensation policies and practices and has determined not to make any changes in such policies and practices. In 1998 all compensation was deductible by NorthWestern except that compensation deferred pursuant to the team member savings plans.

Base Salary

     The Mercer study recommended, and the Board of Directors approved, a compensation program which positions total direct executive compensation at the median for comparable industry markets when performance is consistent with that comparative group; manages base salary through a narrow range around the median for the comparative group with adjustments primarily as the market median moves; leverages the program through annual incentives and equity-related long-term plans; and introduces stock ownership guidelines. The comparative group is a broader group of service companies and includes some of the utilities in the peer group used in the performance graph.

     In determining Mr. Lewis' salary for 1998 as Chairman and Chief Executive Officer, the Committee considered the recommendations of the Mercer study, Mr. Lewis' individual performance as leader of NorthWestern, and his contributions to the long-term success of the organization. The Committee also utilized, throughout 1998, the formal chief executive officer evaluation process first initiated in 1996. In particular, the Committee considered the success in expanding the propane business which has grown to become the nation's fourth largest retail propane distribution company, in creating heating, ventilation and air conditioning and telecommunications services partner entities, and in increasing earnings during the year. Mr. Lewis' base annual salary was established at the median for the comparative group. Similar factors were used to determine the base annual salary of the other named executive officers whose base salaries were established at or near the median for the comparative group.

Annual Incentive Compensation

     The philosophy for all incentive compensation plans of NorthWestern is to provide rewards when financial objectives are achieved, and to provide reduced or no benefits when the objectives are not achieved. These objectives are designed to further NorthWestern goals and to increase shareholder value.

     In February 1989, the Board of Directors adopted a Performance Incentive Plan (now known as the NorthSTAR Plan), an incentive compensation plan which, with later amendments, has been broadened to include team members at many levels of NorthWestern. The purpose of the plan is to motivate and reward outstanding performance by NorthWestern team members in meeting short-term goals which support long-term objectives important to NorthWestern's success. Awards under the plan are based upon four factors measuring annual performance: (1) NorthWestern's achievement of its budgeted earnings per share, as proposed by the Board of Directors, (2) NorthWestern's achievement of its operating and maintenance expense savings target, (3) NorthWestern's achievement of pre-established customer satisfaction goals, and (4) an individual team member's achievement of management-established individual, team, or department goals. At the end of the year, a percentage is computed and totaled for each eligible team member for each of the factors, with each factor carrying 25% of the weight. If the eligible team member's composite level is 25% or greater, a cash incentive award will be paid to the team member, unless employment with NorthWestern has been terminated for any reason other than death, disability or retirement. Awards to executive officers under the NorthSTAR Plan are determined by the Committee.

     In August 1994, the Board of Directors adopted an annual Incentive Compensation Plan for the officers and directors of NorthWestern Growth Corporation (`NGC'), NorthWestern's wholly owned subsidiary which manages its unregulated strategic investments. Under the plan, these NGC officers and directors may receive incentive compensation awards based upon improvements in the after-tax investment returns realized by NorthWestern meeting or exceeding benchmark returns established by the Committee. Awards made in 1998 were consistent with this philosophy and were based on NGC's investment performance. In May 1997, following the recommendations of the Mercer study, the Board of Directors adopted business segment annual incentive plans for the NorthWestern Public Service, NorthWestern Services Corporation (`NSC') and NorthWestern Energy Corporation (`NEC') business segments of NorthWestern. A portion of the annual incentive compensation of Mr. Lewis and Mr. Hylland is determined by the success of all of these plans, while other executive officers and other key managers are involved in those business segment annual incentive plans which relate to their activities. Awards under such plans for 1998 performance were determined by the Committee in February 1999.

Long Term Incentive Compensation

     As a complement to NorthWestern's annual incentive plans, the Board of Directors has determined that a long-term incentive compensation plan which ties executive compensation to increases in shareholder value is important. The Mercer study recommended, and the Board of Directors and the shareholders of NorthWestern in 1998 adopted the NorthWestern Stock Option and Incentive Plan (the `Plan') to assist in accomplishing this goal by strengthening the link between compensation and the market value of NorthWestern's stock. The Plan is intended to recognize the contributions made to NorthWestern by its team members, to provide such persons with additional incentive to devote themselves to the future success of NorthWestern, and to improve the ability of NorthWestern to attract, retain and motivate individuals upon whom NorthWestern's future growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in NorthWestern through receipt of options to acquire NorthWestern's Common Stock. Similarly, the Plan is intended as an additional incentive to directors who are not team members of NorthWestern to serve on the Board of Directors and to devote themselves to the future success of NorthWestern. Options granted under the Plan to team members may be `incentive stock options' (`ISOs') within the meaning of Section 422(b) of the Internal Revenue Code, or may be options not intended to be ISOs (`nonqualified stock options') (ISO and nonqualified stock options being hereinafter collectively referred to as `Options'). Options granted to directors who are not team members of NorthWestern will be nonqualified stock options.

     If benchmark goals established by the Board of Directors are met or exceeded, certain key NGC, NSC and NEC executives have opportunities, through long-term incentive compensation programs for those entities, to receive equity ownership incentives in connection with acquisition or investment activities (NGC) or improved operations (NSC and NEC). In addition, the five named executive officers and other NGC, NEC and NSC team members are eligible to receive an acquisition fee equal to a total of 2% of certain of the acquisition and investment transactions of those entities if the investments meet performance criteria established for each transaction for periods following the dates of such transactions. Mr. Lewis' long-term incentive compensation in 1998 was determined in accordance with the terms of the equity ownership incentive plans discussed above and the award made by the Committee under the Plan.

     In 1998, following the shareholder adoption of the Plan, the Board terminated the long-term incentive compensation plan it adopted in 1989, the Phantom Stock Unit Plan. The Board of Directors has established stock ownership guidelines for all executive officers which require each officer to purchase and obtain a significant equity ownership interest in NorthWestern within eight years. The guidelines require equity purchase and ownership levels of 100,000 shares for the Chief Executive Officer, 50,000 shares for the President, 25,000 shares for the Chief Financial Officer, and similar levels for the other named executive officers.

     This report is submitted on behalf of the Committee:

     Bruce I. Smith, Chairman
     Gary G. Drook
     Jerry W. Johnson
     Larry F. Ness

                        SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation earned during the fiscal years indicated for services in all capacities by the chief executive officer and by the four other most highly compensated
NorthWestern executive officers in 1998:

                       Long Term Compensation                              All
                       Annual Compensation      ----------------------
Other
                       ----------------------     Awards     Payouts (2)   Compen-
Name and               Salary      Bonus(1)     (Securities      ($)       sation(3)
Position         Year    ($)          ($)       Underlying                    ($)
---------------  ----  ---------   -----------    Options)   -----------   ----------
                                                -----------
Merle D. Lewis   1998   532,667      705,241      104,200    51,475        34,909
Chairman & Chief 1997   365,971      629,245            0    24,897        25,085
Executive Officer1996   207,388      484,625            0    17,765        15,358

Richard R. Hylland1998  354,542      371,395       37,900    25,738        17,499
President &      1997   246,417      486,233            0    24,897        10,480
Chief Operating  1996   137,906      726,908            0    17,765         7,359
Officer

Daniel K. Newell 1998   236,583      235,135       12,000         0        17,703
VP - Finance &   1997   168,333      332,039            0         0         9,920
Chief Financial  1996   106,500      487,001            0         0         3,415
Officer; Managing
Director & CEO of
NorthWestern
Growth Corporation

Rodney F. Leyendecker
President & CEO  1998   127,708      133,638        2,500     25,738       17,108
Of NorthWestern  1997   122,708      152,381            0     24,897       15,740
Energy Corporation1996  114,208      109,180            0     17,765       11,453


Thomas A. Gulbranson
President & CEO   1998  128,125       63,770        8,000     25,738       14,113
of NorthWestern        1997         115,508        71,504            0      24,897
12,620
Services          1996   98,617      102,504            0     17,470       11,453
Corporation

(1) The amounts in the bonus column are cash awards pursuant to NorthWestern's annual incentive plans, which are described under the `Report on Executive Compensation.' For 1996 those plans included the NorthSTAR Plan and the NorthWestern Growth Corporation Incentive Compensation Plan (NGC Plan), and for 1997 and 1998 the amounts include awards pursuant to the NorthSTAR Plan, the NGC Plan, business segment and acquisition annual incentive plans.

(2) The amounts in this column represent the cash payouts from NorthWestern's former phantom stock long-term incentive compensation plan at the end of the five-year periods following the dates of the awards.

(3) The amounts in this column include NorthWestern's contributions on behalf of the named executive officers to the Team Member Savings Plan and to the ESOP as well as the amounts paid by NorthWestern with respect to term life insurance for the benefit of the executives. For the executives named in this table, for 1998 such amounts under the Team Member Savings Plan, ESOP, and life insurance, respectively, were as follows: Mr. Lewis: $15,980, $7,329, and $11,600; Mr. Hylland:
     $10,636, $3,338, and $3,525; Mr. Newell:  $11,183, $3,145, and $3,375;
     Mr. Leyendecker:  $3,831, $7,227, and $6,050; and Mr. Gulbranson:
     $3,844, $5,169, and $5,100.


                          INFORMATION ON OPTIONS

                     OPTION GRANTS IN LAST FISCAL YEAR


                                             Potential Realizable Value
               Individual Grants             At Assumed Annual Rates of
                         Percent             Stock Price Appreciation
               No. o    of Total             for Option Term (3)
             Securities   Options
             Underlying   Granted to    Exercise                 At 5%  At 10%
              Options     Team Members  Or Base                ($37.49  ($59.57
             Granted (#)  in Fiscal     Price    Expir.  At 0%  stock    stock
Name            (1)       Year         ($/Sh)(2) Date  Growth  price)   price)
----            ---       ----        ---------- ----  ------- ------   ------

M. D. Lewis   104,200      46           23.00   5/6/08   0  1,509,858 3,810,594
R. R. Hylland  37,900      17           23.00   5/6/08   0    549,171 1,386,003
D. K. Newell   12,000       5           23.00   5/6/08   0    173,880  438,840
R. F. Leyendecker 2,500     1           23.00   5/6/08   0     36,225   91,425
T. A. Gulbranson  8,000     4           23.00   5/6/08   0    115,920  292,560


(1) All options granted in 1998 become exercisable in annual cumulative installments of 20%, commencing one year from date of grant, with full vesting occurring on the sixth anniversary date of the grant. Vesting is accelerated in the event of a change in control of NorthWestern.

(2) All options were granted at market value (the closing price of the Common Stock on the New York Stock Exchange as reported in the Midwest Edition of The Wall Street Journal) on the date of grant.

(3) The hypothetical potential gains (reported net of exercise price) are based entirely on assumed annual growth rates of 5% and 10% in the value of NorthWestern's stock price over the ten-year life of the options (which would equal a total increase in stock price of 63% and 159%, respectively). These assumed rates of growth are mandated by rules of the Securities and Exchange Commission for illustration purposes only and are not intended to predict future stock price. Any gain to the executives resulting from common stock price appreciation would benefit all shareholders, as follows:

          Appreciation Level    Price Per Share   Additional Shareholder
                                                  Value Created
          ------------------   ---------------   ------------------------
                5%               $37.49              $333,514,040
               10%               $59.57              $841,725,912


              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES

                              Number of Securities          Value of
                              Underlying Unexercised        Unexercised
             Shares      Value Options at Fiscal Year-End  In-the-Money Options
           Acquired on  Realized     (#)            At Fiscal Year-End ($)(1)
Name      Exercise (#)   ($) Exercisable Unexercisable Exercisable Unexercisable
-----     ------------  ---- ----------- ------------- ----------- -------------

Merle D. Lewis      0         0        0     104,200         0       358,187

Richard R. Hylland  0         0        0      37,900         0       130,281

Daniel K. Newell    0         0        0      12,000         0        41,250

Rodney F. Leyendecker 0       0        0       2,500         0         8,594

Thomas A. Gulbranson  0       0        0       8,000         0        27,500

(1) Represents the difference between $26.4375 (the closing price of the Common Stock on the New York Stock Exchange as reported in the Midwest Edition of The Wall Street Journal for the close on December 31, 1998) and the option exercise price.

Employment Contracts

     The Board of Directors has adopted a program of comprehensive employment agreements with Mr. Lewis, Mr. Hylland, Mr. Newell, Mr. Leyendecker, and Mr. Gulbranson, which agreements have specific terms of from two to five years and contain non-compete, confidentiality, and change of control provisions. The agreements also generally include base salary amounts for the current year, annual incentive plan and long-term incentive plan provisions tied to the success of the team members' business segments. The agreements provide termination benefits if employment by NorthWestern terminates for any reason (other than death, disability, retirement at age 65 or such earlier age that the Board of Directors approves, or discharge for gross misconduct in the performance of employment duties that materially injures NorthWestern) within thirty-six months after a `change in control' or `major transaction' event. A change in control event occurs if a person acquires 20% or more of the voting power of NorthWestern's securities. A major transaction event occurs if the shareholders of NorthWestern approve a merger or consolidation in which less that two-thirds of the Board of Directors of NorthWestern continue to serve, a plan of liquidation of NorthWestern, or a sale or disposition of all or substantially all of NorthWestern's assets. As part of the termination benefits, NorthWestern must pay the executive officer a lump sum payment equal to three times base salary and average annual incentive compensation plan payment. NorthWestern must also provide the officer with health, disability and life insurance coverages in amounts substantially equal to those he or she was receiving at the time of the termination. Also, on the officer's normal retirement date, NorthWestern must pay the officer, or his or her estate in the event of death, a lump sum amount equal to the actuarial equivalent of the additional retirement benefits that would have been due under NorthWestern's pension plans, if employment had continued for the period for which the benefits referred to in the preceding sentence are payable. To the extent that such benefits are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1954, as amended, with respect to excess `parachute payments' under Section 180G of such Code, NorthWestern will be responsible for such tax. The termination benefits under each of the agreements are to be provided regardless of whether the team member is able to obtain other employment.

Pension Plan

     NorthWestern has a Pension Plan in which all team members 21 years of age and over are eligible to participate after one year of service. Directors who are not team members are not eligible to participate in the Pension Plan. The Pension Plan is a non-contributory funded plan providing an annual pension benefit upon normal retirement at age 62 or early retirement to those team members meeting the eligibility requirements under the Pension Plan. The amount of the annual pension is based upon average annual earnings for the five consecutive highest paid calendar years during the 10 years immediately preceding retirement. Upon retirement on the normal retirement date, the annual pension to which an eligible team member becomes entitled under the present Pension Plan amounts to 1.34% of average annual earnings up to the Covered Compensation base plus 1.75% of such earnings in excess of the Covered Compensation base, multiplied by all years of credited service. Covered Compensation is determined for each team member as the average of the taxable wage bases for Social Security tax purposes in each of the calendar years during the period beginning with the later of the year in which the team member reached 30 or 1961 and ending with the calendar year in which the team member reaches age 64. The annual pension benefit is not subject to any deduction for Social Security benefits or other offset amounts.

     Based upon average annual compensation and years of credited service as illustrated in the table below, the annual pension commencing at normal retirement for retirements processed in 1999 based on the provisions of the Pension Plan as it existed on December 31, 1998, would be:

Average                          Years of Service
 Annual      ----------------------------------------------------------
Earnings       15        20        25         30        35        40
--------     -------   -------   -------   --------  --------  --------

$ 25,000      $4,529    $5,039    $7,549     $9,059   $10,568   $12,076
  50,000      11,092    14,789    18,486     22,184    25,881    29,578
  75,000      17,654    23,539    29,424     35,309    41,193    47,078
 100,000      24,217    32,289    40,361     48,434    56,506    64,578
 125,000      30,779    41,039    51,299     61,559    71,818    82,078
 150,000      37,342    49,789    62,236     74,684    87,131    99,578
 175,000      43,904    58,539    73,174     87,809   102,443   117,078
 200,000      50,467    67,289    84,111    100,934   117,756   134,576
 225,000      57,029    76,039    95,049    114,059   133,068   152,078
 250,000      63,592    84,789   105,986    127,184   148,381   169,578
 275,000      70,154    93,539   116,924    140,309   163,693   187,078
 300,000      76,717   102,289   127,861    153,434   179,006   204,578
 325,000      83,279   111,039   138,799    166,659   194,318   222,078
 350,000      89,842   119,789   149,736    179,684   209,631   239,578
 375,000      96,404   128,539   160,674    192,809   224,943   257,078
 400,000     102,967   137,289   171,611    205,934   240,258   274,678
 425,000     109,529   146,039   182,549    219,059   255,568   292,078
 450,000     116,092   154,789   193,486    232,184   270,881   309,578
 475,000     122,654   163,539   204,424    245,309   286,193   327,078
 500,000     129,217   172,289   215,361    258,434   301,506   344,578
 525,000     135,779   181,039   226,299    271,559   316,818   362,078
 550,000     142,342   189,789   237,236    284,684   332,131   379,578
 575,000     148,904   198,539   248,174    297,809   347,443   397,078
 600,000     155,467   207,289   259,111    310,934   362,756   414,578

     The years of credited service under the Pension Plan for the executive officers shown in the preceding summary compensation table are as follows:
Merle D. Lewis, 23 years; Richard R. Hylland, 9 years; Daniel K. Newell, 3 years; Rodney F. Leyendecker, 24 years; and Thomas A. Gulbranson, 25 years.

     The Employee Retirement Income Security Act of 1974 (`ERISA'), as amended, places limitations on the amount of the annual pension which can be paid from a tax-qualified pension plan. Under certain circumstances, the pension benefit to which a team member of NorthWestern is entitled under NorthWestern's Pension Plan may exceed the limitations under ERISA. In 1987, the Board of Directors adopted a Pension Equalization Plan, as permitted by ERISA, which provides for payment to retired team members of the amount by which the normal pension benefit determined in accordance with the formula provided in the Pension Plan exceeds the ERISA limitations. In this manner, all team members are treated equally in accordance with the terms of the Pension Plan.

Director Compensation

     Directors who are not officers of NorthWestern annually receive 1000 shares of Common Stock of NorthWestern and are paid $1,500 each quarter for serving on the Board of Directors and an attendance fee of $1,500 for attendance at each regular or special meeting of the Board of Directors. Directors are also paid $1000 for each meeting of a committee on which such director serves and $500 for each quarter during which they serve as chairman of a committee of the Board of Directors. Directors receive one-half of the meeting fee for telephonic conference board or committee meetings. In addition, non-team member Directors received stock options for 1,500 shares of Common Stock in 1998. Directors who are also officers are not separately compensated for services as a director on NorthWestern's Board.

     Directors may elect to defer receipt of their compensation as directors until they cease to be directors. The deferred compensation may be invested in (i) an account which earns interest at the same rate as accounts in the team member savings plan or (ii) a deferred compensation unit account in which the deferred compensation is converted into deferred compensation units on the basis that each unit is at the time of investment equal in value to the fair market value of one share of NorthWestern's Common Stock, sometimes referred to as `phantom stock units.' Additional units based on the dividends paid on NorthWestern's Common Stock are added to the directors' deferred compensation unit account. Following the director's retirement, the value of the deferred compensation units is paid in cash in an amount determined by multiplying the accumulated deferred compensation units by the average of the closing prices of NorthWestern's Common Stock for the ten days preceding such event.

     Mr. Lewis, Mr. Hylland, and Mr. Newell were paid $60,000, $23,000, and $21,000, respectively, as director fees for service on the board of Cornerstone Propane GP, Inc., a NorthWestern partner entity.

Salary Continuation Plan

     In 1983, NorthWestern implemented a non-qualified salary continuation plan for directors and selected management team members. In 1998 a total of 85 eligible persons participated in this plan. The plan provides for certain amounts of salary continuation in the event of death before or after retirement, or in the alternative, certain supplemental retirement benefits in lieu of any death benefits after age 65. Generally, death benefits will vary from 45% to 75% of salary for up to 15 years, and supplemental retirement benefits from 25% to 40% of current salary. Life insurance is carried on each plan participant in favor of NorthWestern to indirectly fund future benefit payments. Part of the cost of the life insurance carried by NorthWestern is paid by team member participants in the plan. The program is designed so that if assumptions made as to mortality experience, policy dividends or credits, and other actuarial factors are realized, NorthWestern will more than recover its cost of this program. Consequently, the cost of any one individual participant cannot be properly allocated or determined because of the overall actuarial plan assumptions and the cost recovery feature of the plan. Therefore, no amount attributable to this plan has been included in the summary compensation table above.

             NOMINATING AND COMPENSATION COMMITTEE INTERLOCKS
                         AND INSIDER PARTICIPATION

     None of the current members of the Nominating and Compensation Committee of the Board of Directors are team members or former team members of NorthWestern.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based soley upon a review of Reports on Forms 3, 4 and 5 and any amendments thereto furnished to NorthWestern pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and written representations from the executive officers and directors that no other Reports were required, NorthWestern believes that all of such Reports were filed on a timely basis by executive officers and directors during 1998.

                             PERFORMANCE GRAPH

     The following Stock Price Performance Graph compares the cumulative total return* on NorthWestern's Common Stock (`NOR'), the S&P Stock Index and an Edison Electric Institute peer group index of 46 combination gas and electric utility companies** for a five year period:


                                  (GRAPH)


                      NOR          S&P 500        EEI Peer
                     -----         -------        --------
Base 12/31/93       $100            $100          $100
1994                  98.08          101            87.12
1995                 109.44          139           110.96
1996                 141.88          171           110.27
1997                 199.64          229           142.54
1998                 238.93          294           165.62

  *Cumulative total return assumes quarterly reinvestment of dividends.

   **AMEREN; Avista Corp.; Baltimore Gas & Electric Co.; Central Hudson Gas & Elec. Corp.; CILCORP Inc.; CINERGY Corp.; CMS Energy Corp.; Commonwealth Energy System; CONNECTIV; Consolidated Edison Co. of N.Y.; DPL, Inc.;
  Duke Energy; East Energy Corp.; Houston Industries, Inc.; Illinova
  Corp.; Interstate Energy Corp.; Keyspan Corp.; LG&E Energy Corp.;
  Madison Gas & Electric Co.; MDU Resources Group; MidAmerican Energy Co.; Montana Power Co.; New Centuries Energy; Niagara Mohawk Power Corp.;
  NIPSCO Industries, Inc.; Northern States Power Co.; NorthWestern Corporation; Orange & Rockland Utilities, Inc.; PG&E Corp.; PECO Energy; Public Service Co. of New Mexico; Public Service Enterprise Group; Puget Sound Energy; Rochester Gas & Electric Corp.; Scana Corp.; Sempra
  Energy; Sierra Pacific Resources; SIGCORP; St. Joseph Light & Power Co.; Texas Utilities Co.; Utilicorp United, Inc.; Western Resources, Inc.; Wisconsin Energy Corp.; and WPS Resources.

                               PROPOSAL TWO
         ADOPTION OF NORTHWESTERN TEAM MEMBER STOCK PURCHASE PLAN

     The Board of Directors of NorthWestern has approved, subject to the approval of the shareholders, the creation of the NorthWestern Team Member Stock Purchase Plan (`NTMSPP'). The NTMSPP is intended to align the interests of all of NorthWestern's team members with those of shareholders, by encouraging team members of NorthWestern and its partner entities to become shareholders and to increase their share ownership. Your Board of Directors believes that encouraging stock ownership growth among all its team members is an important tool to assist NorthWestern in its drive to empower and motivate its team members to build America's premier services and solutions company.


     Pursuant to Section 423 of the Internal Revenue Code, participating team members in the NTMSPP are able to enjoy favorable tax treatment with regard to the shares purchased, including the deferral of tax liability until the shares are sold and the taxing of any gain at favorable capital gains rates. The NTMSPP permits permanent, full time team members to invest up to 10% of their salary (or such lesser amount as established by the Nominating and Compensation Committee, `Committee') in Common Stock of NorthWestern at a discount to be determined by the Committee, but not more than 15%. The stock will be acquired either through open market purchases by an independent administrator or through issuance of new shares.

     Under the NTMSPP, an eligible team member may elect to purchase shares of Common Stock by paying at least 85% of the fair market value of the Common Stock on the date of purchase through payroll deduction and/or lump sum payments. The remaining percentage of fair market value (if open market purchases) will be paid by NorthWestern. The aggregate amount of payroll deductions and lump sum payments made by a participant cannot exceed 10% of his or her salary for any calendar year. Participants incur no brokerage commissions or service charges for purchases or sales of Common Stock under the NTMSPP. However, certain administrative fees may be charged to participants. A participant must continue employment with NorthWestern or its partner entities for two years to retain the 15% discount, and, during that period, the shares will be held by the NTMSPP's administrator. If the team member withdraws shares or directs the sale of shares within two years, the discount must be repaid in cash or relinquished shares. No such repayment is required in the event of death, retirement, disability or change of control of NorthWestern.

     A participant may elect to receive cash dividends or to reinvest dividends for shares in the NTMSPP in additional shares of NorthWestern. A participant has the right to direct the vote of his or her shares.

     NorthWestern has the right to amend or terminate the NTMSPP at any time. In the event of termination, all stock and cash will be distributed to participants.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE `FOR' APPROVAL
            OF THE NORTHWESTERN TEAM MEMBER STOCK PURCHASE PLAN


                              PROPOSAL THREE
       AMENDMENT TO THE NORTHWESTERN STOCK OPTION AND INCENTIVE PLAN

          The Board of Directors of NorthWestern has approved, subject to the approval of the shareholders, an amendment to the NorthWestern Stock Option and Incentive Plan (the `Plan'). The purpose of the Plan is to advance the interests of NorthWestern and its shareholders, through grants of options and other awards relating to the acquisition of NorthWestern's Common Stock. Such grants help NorthWestern attract, retain and motivate team members upon whom its future growth and financial success depend.
They also provide such persons with additional incentive to devote themselves to the future success of NorthWestern. Stock options and other securities-related awards are a particularly effective incentive because the economic benefit to holders is dependent upon increased market value of NorthWestern's Common Stock, precisely the same interest as shareholders have.

     The proposed amendment would increase the percentage of the outstanding shares of Common Stock of NorthWestern for which stock options or other awards can be granted under the Plan from 7.5% to 12.5%. The Board of Directors believes that the increase in the number of shares available for grant under the Plan is necessary in light of the substantial growth in the number of team members at NorthWestern and its partner entities over the past year (when over 5,000 new team members were added, increasing to approximately 6,500 the total number of team members eligible for awards) and the continued growth in new team members anticipated to occur as NorthWestern executes its growth strategies. For example, the grant of awards related to only 175 shares of Common Stock to each existing team member would nearly exhaust NorthWestern's available shares under the Plan without adequate provision for NorthWestern's continued growth. Further, in connection with future acquisitions, NorthWestern may find it desirable to have the flexibility to substitute options to purchase its Common Stock for the existing options of the acquired entity. Your Board of Directors believes that encouraging stock ownership growth among all its team members is an important tool to assist NorthWestern in its drive to empower and motivate its team members to build America's premier services and solutions company.

     The Nominating and Compensation Committee of the Board of Directors (the `Committee') administers the Plan. The Committee has authority to interpret the Plan, establish rules and regulations for its operation, select officers and other key employees to receive awards, and determine the form, amount and other terms and conditions of awards. The Committee has delegated to the Chief Executive Officer the authority, subject to review, to make grants of ISOs to key team members. Information on grants provided to the named executive officers in 1998 is contained in the summary compensation table and option tables above and on grants to non-employee directors in 1998 is contained in Directors Compensation discussion above. Other team members received grants totaling 48,863 shares in 1998. Grants for 1999 and future years have not been determined.

     The proposed amendment would also establish a limit on the maximum number of shares for issuance as Incentive Stock Options (`ISOs') under the Plan within the meaning of Section 422 of the Internal Revenue Code. In addition, the proposed amendment also addresses certain requirements of
Section 162(m) of the Code, which deals with the limit on the deductibility of annual compensation paid to certain executives and qualified performance-based compensation not subject to the limit. In order to ensure compliance with Section 162(m) and the regulations thereunder, the proposed amendment also establishes a limit on the maximum number of shares subject to options and stock appreciation rights within the Plan which could be granted to any team member in a calendar year. The proposed amendment further specifies the business criteria to be used by the Committee for qualified performance-based awards under the proposed restricted stock and phantom stock units discussed below.

     The proposed maximum number of ISOs is 2,750,000 shares, and the proposed maximum annual grant of options and stock appreciation rights for any team member is 500,000 shares. In addition, the proposed amendment would allow the Committee, in its discretion, to provide that awards contain the right to receive dividends or dividend equivalents, which may be either paid currently or credited to a participant's Plan account, and which may be subject to conditions, restrictions and contingencies established by the Committee, including the achievement of performance and employment goals.

          The proposed amendment would broaden the types of awards under the Plan to include grants of restricted stock, stock appreciation rights, limited stock appreciation rights exercisable only in the event of a change in control, and phantom stock units. This broadening would provide NorthWestern with additional flexibility to create and grant the type of award which most appropriately provides the proper incentive under the Plan. A stock option represents a right to purchase a specified number of shares at a price per share determined at the time of grant of the award. Stock options may be either ISOs or in a form that does not qualify for the federal income tax treatment that ISOs enjoy. The proposed amendment would require shareholder approval with respect to any Plan amendment approved by the Committee to the extent required by law or the rules of the New York Stock Exchange, but would allow other amendments in the discretion of the Committee. Finally, the proposed amendment would also include technical changes deemed appropriate for administration of the Plan.

          A stock appreciation right (`SAR') is a right to receive a payment in cash or shares of stock or a combination of both equal to the appreciation in market value of a stated number of shares of Common Stock subject to a stock option over the option exercise price. A limited SAR is a SAR that only becomes exercisable in the event of a change of control of NorthWestern.

          A restricted stock award is a right to receive authorized but unissued shares of Common Stock, subject to certain vesting conditions determined by the Committee, related to the performance of NorthWestern and of the participant or certain employment requirements of the participant. A phantom stock award is an award of performance units whose value is established by reference to the fair market value of NorthWestern's Common Stock. Generally, phantom stock awards are held in an account for a participant for a period of time, at the end of which the value of the account is paid in cash to the recipient, provided certain vesting requirements related to the performance of NorthWestern or the employment of a participant are met. Under the Plan, restricted stock or phantom stock unit awards may require that certain performance targets, established by the Committee, are met or exceeded during a performance period. The performance targets established by the Committee shall relate to corporate or business segment performance and may be established in terms of growth in gross revenue, cash flow, earnings per share, return on assets, or return on investment or utilization of assets. Multiple targets may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance as measured against comparable companies. For purposes of Section 162(m), the proposed amendment would establish a limit on the maximum number of restricted stock and phantom stock unit awards under the Plan at 2,750,000 shares or units and a limit on the maximum annual award for any participant at 500,000 shares or units.

          The following discussion is intended to summarize briefly the general principles of Federal income tax law applicable to options or other awards.

          Generally under present law, when an option qualifies as an ISO under Section 422 of the Code: (i) an optionee will not realize taxable income either upon the grant or the exercise of the option, (ii)any gain or loss upon a qualifying disposition of the shares acquired by the exercise of the option will be treated as capital gain or loss, and (iii) no deduction will be allowed to the Company for Federal income tax purposes inconnection with the grant or exercise of an ISO or a qualifying disposition of the shares. A disposition by an optionee of stock acquired upon exercise of an ISO will constitute a qualifying disposition if it occurs more than two years after the grant of the option, and one year after the transfer of the shares to the optionee. If such stock is disposed of by the optionee before the expiration of those time limits, the transfer would be a `disqualifying disposition,' and the optionee will recognize ordinary income equal to the lesser of (i) the aggregate fair market value of the shares as of the date of exerciseless the option price, or (ii) the amount realized on the disqualifying disposition less the option price. NorthWestern would become entitled to a corresponding deduction. Ordinary income from a disqualifying disposition will constitute ordinary compensation income. Any gain in addition to the amount reportable as ordinary income on a disqualifying disposition generally will be capital gain. Upon the exercise of an ISO, the difference between the fair market value of stock on the date of exercise and the option price generally is treated as an adjustment to taxable income in that taxable year for alternative minimum tax purposes, as are a number of other items specified by the Code. Such adjustments (along with tax preference items) form the basis for the alternative minimum tax (presently at a graduated rate for individuals), which may apply depending on the amount of the computed `regular tax' of the team member for that year.

          In the case of nonqualified stock options (`NSOs'), no income generally is recognized by the optionee at the time of grant. Under present law the optionee generally will recognize ordinary income at the time the NSO is exercised equal to the aggregate fair market value of the shares acquired less the option price. Ordinary income from an NSO will constitute compensation income. Subject to special rules applicable when an optionee uses stock of the Company to exercise an option, shares acquired upon exercise of an NSO will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the optionee generally will recognize capital gain or loss. Provided the shares are held by the optionee for more than one year prior to disposition, such gain or loss will generally be long-term capital gain or loss. NorthWestern will generally be entitled to a deduction equal to the ordinary income (i.e., compensation) recognized by the optionee in connection with the exercise of an NSO provided NorthWestern complies with any withholding requirements of Federal law.

          The grant of a SAR will produce no Federal tax consequences for the participant or for NorthWestern. The exercise of a SAR results in taxable ordinary income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to NorthWestern.

          A participant who has been granted an award of restricted stock will not realize taxable ordinary income at the time of the grant, and NorthWestern will not be entitled to a tax deduction at the time of the grant, unless the participant makes an election to be taxed at the time of the award. When the restrictions lapse, the participant will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. NorthWestern will be entitled to a corresponding tax deduction.

          A phantom stock award results in ordinary income equal to the value of the grant at the time of payment of the award to the recipient. NorthWestern will receive a corresponding tax deduction.

          Not every amount paid as compensation for services is currently deductible. For example, depending upon the services rendered, some compensation payments must be capitalized or added to inventory costs. Two other restrictions under the Code potentially applicable to deductions for executive compensation payments are the restriction on the deduction of so-called `excess parachute payments' (and the imposition of a 20% excise tax on the recipient thereof) and the deduction limit of $1,000,000 per year for certain executive compensation. Whether any such restrictions will apply to specific payments of compensation by NorthWestern cannot be predicted at this time.

          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE `FOR' APPROVAL
                       OF THE PROPOSED AMENDMENT TO THE
               NORTHWESTERN STOCK OPTION AND INCENTIVE PLAN


                               ANNUAL REPORT

     A copy of NorthWestern's Annual Report for the year ended December 31, 1998, is being sent to all shareholders of record as of the Record Date. Your attention is directed to the financial statements and Management's Discussion and Analysis in such Annual Report which provide additional important information concerning NorthWestern.

                      INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has served as NorthWestern's independent public accountants continuously since 1932. Upon the recommendation of the Audit Committee, the Board of Directors has selected Arthur Andersen LLP to serve as NorthWestern's independent public accountants during the current year. One or more representatives of Arthur Andersen LLP will attend the Meeting and will be available to respond to questions from shareholders.

     During 1998, NorthWestern also engaged Arthur Andersen LLP to render certain non-audit professional services. The Audit Committee of the Board of Directors approved the audit and non-audit services and considered the possible effect of the non-audit services on the independence of the accountants prior to the time the services were rendered.

                    SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholders who wish to present proposals for consideration at the 2000 Annual Meeting of Shareholders should submit their proposals, together with any supporting statements, to the Corporate Secretary of NorthWestern in order to be eligible for inclusion in the NorthWestern proxy materials for that meeting. To be considered, a shareholder must meet certain eligibility qualifications, and for the proposal to be timely submitted, it must be received by the Corporate Secretary by November 12, 1999. A shareholder presenting a proposal must appear in person or through a qualified representative at the 2000 Annual Meeting to present the proposal.

     Other proposals that are not included in the proxy material will be considered timely and may be eligible for presentation at the 2000 Annual Meeting if they are received by the Corporate Secretary not later than January 25, 2000.
                               OTHER MATTERS

     The management does not know of any matter to be brought before the Meeting, other than the matters described in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy solicited by the Board of Directors will vote all proxies which have been properly executed, and if any matters not set forth in the Notice of Annual Meeting are properly brought before the meeting, such persons will vote thereon in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

ALAN D. DIETRICH
Corporate Secretary
NorthWestern Corporation

March 9, 1999


PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY SO THAT YOUR STOCK MAY BE REPRESENTED AND VOTED AT THE ANNUAL MEETING.


MANAGEMENT WILL PROVIDE TO EACH SHAREHOLDER WHOSE PROXY IS SOLICITED FOR THE 1999 ANNUAL MEETING, UPON WRITTEN REQUEST AND WITHOUT CHARGE, A COPY OF NORTHWESTERN'S 1998 ANNUAL REPORT (FORM 10-K) TO THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO JANE RAMSELL, DIRECTOR
- SHAREHOLDER SERVICES, NORTHWESTERN CORPORATION, 33 THIRD STREET S.E., HURON, SOUTH DAKOTA 57350-1605.

                              (PROXY CARD)                  Company No. 250

                         NORTHWESTERN CORPORATION
                      Sioux Falls, South Dakota 57104
               PROXY FOR 1999 ANNUAL MEETING OF SHAREHOLDERS
               Solicited on behalf of the Board of Directors

     You can vote by calling toll-free 1-800-240-6326 (identifying that you are a shareholder of NorthWestern by the company number 250 shown in the upper right hand corner of this proxy card, and using the control number shown below the signature line on your proxy card) and following the simple instructions that you will hear or by completing, signing and returning this card (in the postage prepaid envelope).

     The undersigned hereby appoints Merle D. Lewis and Richard R. Hylland, or either of them, proxies of the undersigned, each with the power of substitution, to represent and vote all shares of Common Stock of NorthWestern Corporation held of record by the undersigned on March 6, 1999, at the Annual Meeting of the Shareholders of NorthWestern to be held on May 5, 1999, and at any adjournments thereof, in accordance with the Notice and Proxy Statement received, as follows:

1.   ELECTION OF CLASS II DIRECTORS

 (Mark only one box)  (  ) FOR all nominees listed below
                           (except as marked to the contrary)

                      (  ) WITHHOLD AUTHORITY
                           to vote for all nominees listed below

                           Nominees:    Richard R. Hylland
                                        Jerry W. Johnson
                                        Larry F. Ness

      (Instruction: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)


 2.  APPROVAL OF NORTHWESTERN TEAM MEMBER STOCK PURCHASE PLAN

      (  ) FOR  (  )  AGAINST  (  )  ABSTAIN  (  ) NO AUTHORITY

     3.    APPROVAL OF AMENDMENT TO NORTHWESTERN STOCK OPTION AND INCENTIVE
    PLAN

      (  ) FOR  (  )  AGAINST  (  )  ABSTAIN  (  ) NO AUTHORITY

4. Upon such other matters as may come before said meeting or any adjournments thereof, in the discretion of the proxyholders.

                        (continued from other side)
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED `FOR' ALL NOMINEES NAMED IN ITEM 1 AND `FOR' ITEMS 2 AND 3.

Dated                  , 1999

------------------------------          -----------------------------
            (Signature)                            (Signature)

                                                       Company No. 250
                                                       Control No.






Please sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporation proxies should be signed by authorized officer. Executors, administrators, trustees, etc., should so indicate when signing.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.